EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2022-C17 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the Bell Works Mortgage Loan, KeyBank National Association, as Special Servicer for the Bell Works Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bell Works Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bell Works Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bell Works Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Yorkshire & Lexington Towers Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Yorkshire & Lexington Towers Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Yorkshire & Lexington Towers Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Yorkshire & Lexington Towers Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Yorkshire & Lexington Towers Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Shoppes at Eagle Point Mortgage Loan, LNR Partners, LLC, as Special Servicer for The Shoppes at Eagle Point Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Shoppes at Eagle Point Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Shoppes at Eagle Point Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Shoppes at Eagle Point Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3075 Olcott Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 3075 Olcott Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 3075 Olcott Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 3075 Olcott Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3075 Olcott Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the KB Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the KB Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the KB Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the KB Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the KB Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 39 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 39 Broadway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 39 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 39 Broadway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 39 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Saks Fulfillment Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Saks Fulfillment Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Saks Fulfillment Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Saks Fulfillment Center Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Saks Fulfillment Center Mortgage Loan.

Dated: March 14, 2023

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)